Exhibit 23.3

ENGINEER’S CONSENT

We consent to the reference to our firm name in this Registration Statement on Form S-8 of the Devon Energy Corporation 2009 Long-Term Incentive Plan, as amended and restated effective June 6, 2012, and the reference to our report for Devon Energy Corporation as of the year ended December 31, 2011, included and incorporated herein by reference.

AJM DELOITTE

By:	/s/ Robin G. Bertram
Robin G. Bertram, P. Eng.

Date: June 18, 2012